UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Smith Electric Vehicles Corp.

 (Exact name of Registrant as Specified in its Charter)

Delaware	26-4073886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12200 N.W. Ambassador Drive Suite 326 Kansas City, MO	64163
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)
Common Stock, par value $0.001, including	The NASDAQ Stock Market LLC
associated Preferred Stock Purchase Rights

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-177876

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                            Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common stock, par value $0.001 per share, including the associated Series A junior preferred stock purchase rights, to be registered hereunder is incorporated by reference to the description thereof contained under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (No. 333-177876), as filed electronically with the Securities and Exchange Commission (the “Commission”) on November 10, 2011, as subsequently amended (the “Registration Statement”), and in any prospectus relating to the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Registrant’s common stock to be registered hereunder has been approved for listing on The NASDAQ Global Market under the symbol “SMTH.”

Item 2.                            Exhibits.

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered with The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 13, 2012

SMITH ELECTRIC VEHICLES CORP.

	By:	/s/ Robert W. Schuller
		Name:	Robert W. Schuller
		Title:	General Counsel